Exhibit 99.2

CORVEX MANAGEMENT LP, et al.,	*	IN THE

Plaintiffs,	*	CIRCUIT COURT

v.	*	FOR

COMMONWEALTH REIT, et al.,	*	BALTIMORE CITY, PART 23

Defendants.	*	Case No.: 24-C-13-001111

*          *          *          *          *            *            *         *         *         *         *         *         *         *

ORDER

Upon consideration of Corvex Management LP and Related Fund Management, LLC’s (together, “Plaintiffs”) Petition to Stay Arbitration (docket #00004000), filed on March 13, 2013, Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, and Frederick N. Zeytoonjian’s (“Trustee Defendants”) Opposition to Plaintiffs’ Petition to Stay Arbitration (docket #00004003), filed April 8, 2013, CommonWealth REIT’s (“CWH”) Opposition to Plaintiffs’ Petition to Stay Arbitration (docket #00004001), filed April 8, 2013, Plaintiffs’ Reply Memorandum in Support of Plaintiffs’ Petition to Stay Arbitration (docket #00004002), filed April 15, 2013, Plaintiffs Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008000), filed March 15, 2013, Trustee Defendants’ Opposition to Corvex’s Motion for Partial Summary Judgment (docket #00008002), filed April 8, 2013, CWH’s Opposition to Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008001), filed April 8, 2013, Plaintiffs’ Reply Memorandum of Law in Support of Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008003), filed April 15, 2013, counsels’ arguments presented at the hearing held on May 3, 2013, and the contents of the record herein, and for the reasons stated in the attached Memorandum Opinion filed on even date, it is this 8th day of May 2013, by the Circuit Court for Baltimore City, Part 23 hereby

ORDERED that Plaintiffs’ Petition to Stay Arbitration be, and the same is, hereby DENIED; and it is further

ORDERED that the parties shall proceed to arbitration; and it is further

ORDERED that Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint be, and the same is, hereby DENIED AS MOOT; and it is further

ORDERED that court costs shall be paid by Plaintiffs.

/s/ Audrey J.S. Carrión
The Honorable Audrey J.S. Carrión
Judge, Circuit Court for Baltimore City
Case No. 24-C-13-001111

CC:

John F. Morkan III, Esq.

Jackson B. Boyd, Esq.

Ober, Kaler, Grimes & Shriver

100 Light Street

Baltimore, Maryland 21202

Counsel for Plaintiffs

Adam H. Offenhartz, Esq.

James L. Hallowell, Esq.

Aric H. Wu, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Counsel for Plaintiffs

Charles O. Monk, II, Esq.

Jennifer DeRose, Esq.

Geoffrey Gamble, Esq.

Saul Ewing LLP

500 East Pratt Street, Suite 900

Baltimore, Maryland 21202

Counsel for Trustee Defendants

Robert S. Saunders, Esq.

Stephen D. Dargitz, Esq.

Joseph O. Larkin, Esq.

2

Laura S. Clare, Esq.

Jessica L. Raatz, Esq.

Skadden, Arps, Slate, Meagher & Flom, LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899

Counsel for Trustee Defendants

James R. Carroll, Esq.

Skadden, Arps, Slate, Meagher & Flom, LLP

One Beacon Street

Boston, Massachusetts 02108

Counsel for Trustee Defendants

Ward B. Coe, III, Esq.

Peter E. Keith, Esq.

Rebecca C. Salsbury, Esq.

Gallagher Evelius & Jones LLP

The Park Charles

218 N. Charles Street, Suite 400

Baltimore, Maryland 21201

Counsel for Defendant CommonWealth REIT

Robert S. Brennen, Esq.

William M. Krulak, Jr., Esq.

Elizabeth M. Greenwald, Esq.

Miles & Stockbridge P.C.

10 Light Street

Baltimore, Maryland 21202

Counsel for Reit Management & Research LLC

Uploaded via File & Serve Xpress

Case No. 24-C-13-001111

3

CORVEX MANAGEMENT LP, et al.,	*	IN THE

Plaintiffs,	*	CIRCUIT COURT

v.	*	FOR

COMMONWEALTH REIT, et al.,	*	BALTIMORE CITY, PART 23

Defendants.	*	Case No.: 24-C-13-001111

*          *          *          *          *            *            *         *         *         *         *         *         *         *

MEMORANDUM OPINION

This case comes before the Court as a result of Corvex Management LP’s (“Corvex”) and Related Fund Management, LLC’s (“Related”) (together, “Plaintiffs”) Petition to Stay Arbitration (docket #00004000), filed on March 13, 2013. Barry M. Portnoy Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, and Frederick N. Zeytoonjian (“Trustee Defendants”) filed an Opposition to Plaintiffs’ Petition to Stay Arbitration (docket #00004003) on April 8, 2013. CommonWealth REIT (“CWH” or “Company”) joined in Trustee Defendants’ (CWH and Trustee Defendants together shall be referred to as “Defendants”) Opposition by way of a filing on April 8, 2013 (docket #00004001). Plaintiffs filed a Reply Memorandum in Support of Plaintiffs’ Petition to Stay Arbitration (docket #00004002) on April 15, 2013. Plaintiffs also filed a Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008000) on March 15, 2013. Trustee Defendants filed an Opposition to Plaintiffs’ Motion for Partial Summary Judgment (docket #00008002) on April 8, 2013. CWH again joined in Trustee Defendants’ Opposition by way of a filing on April 8, 2013 (docket #00008001). Plaintiffs filed a Reply Memorandum of Law in Support of Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008003) on April 15, 2013. A hearing was held on both the Petition to Stay Arbitration and the Motion for Partial

Summary Judgment on Counts I and II of the Amended Complaint on May 3, 2013. For the reasons stated herein, this Court shall DENY Plaintiffs’ Petition to Stay Arbitration. As such, the Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint shall be DENIED AS MOOT.

I.                                        FACTS & PROCEDURAL HISTORY

Plaintiff Corvex Management LP (“Corvex”) is a self-described investment firm, headquartered in New York, New York that “engages in value-based investing across capital structures in situations with identifiable catalysts.” (Am. Compl. ¶ 21). Fellow Plaintiff Related Fund Management LLC (“Related”) is a large, privately-owned real estate firm, also headquartered in New York, New York, whose portfolio of real estate assets as of March 13, 2013 exceeded $15 billion. (Compl. ¶ 10; Am. Compl. ¶ 22). Corvex and Related each held approximately 4.90% of all shares of CWH stock when the instant lawsuit was filed on February 27, 2013. (Am. Compl. ¶ 21-22). As such, Plaintiffs are two of the largest shareholders of CWH. (Am. Compl. ¶ 1).

CWH is a publicly-traded real estate investment trust (“REIT”) that is organized under the laws of Maryland and based in Newton, Massachusetts. (Am. Compl. ¶ 23). Barry M. Portnoy is one of CWH’s founders and a Managing Trustee. (Am. Compl. ¶ 25). Adam D. Portnoy serves as CWH’s President and is also a Managing Trustee. (Am. Compl. ¶ 26). William A. Lamkin, Frederick N. Zeytoonjian, and Joseph L. Morea are all independent CWH Trustees. (Am. Compl. ¶ 27-29, 35). CWH is managed by a Delaware limited liability company, Reit Management & Research, which is a private company that is owned by Barry and Adam Portnoy.

In essence, this case arises out of Plaintiffs’ attempt at an unsolicited, hostile takeover of CWH. CWH and its Board of Trustees have not acquiesced to Plaintiffs’ hostile takeover bid and are instead employing countermeasures to combat it. Plaintiffs have proceeded to go on the offensive by bringing an action in this Court. While not particularly relevant to the Petition to Stay Arbitration at issue, for purposes of general background, the main thrust of Plaintiffs’ allegations is that the Trustee Defendants have breached their fiduciary obligations to CWH and CWH’s shareholders and thus should be barred from pursuing any further defensive measures to prevent or delay a shareholder vote on Plaintiffs’ hostile takeover bid. (Am. Compl. at 45-47).

Plaintiffs brought an initial Complaint (docket #00001000) in this Court on February 27, 2013, and then filed an Amended Complaint (docket #00007000) on March 15, 2013, seeking declaratory and injunctive relief for the alleged tortious conduct by the Defendants. (Am. Compl. ¶ 101-213). The same day the initial Complaint was filed, February 27, 2013, Defendants filed papers to initiate arbitration proceedings against Corvex before the American Arbitration Association (“AAA”), later amending their demand for arbitration to include Related. (Pls.’ Mem. in Supp. of Pet. To Stay Arbitration at 5, Ex. 3, 4). Defendants initiated the arbitration under Article XVI of CWH’s Bylaws. (Pls.’ Mem. in Supp. of Pet. To Stay Arbitration at 6, Ex. 3). Plaintiffs protested, countering with their Petition to Stay Arbitration (docket #00004000) on March 13, 2013. Because its resolution determines whether this proceeding shall continue before this Court, or go to arbitration, the Petition to Stay Arbitration has therefore become the threshold — and sole — issue that must be decided at this juncture.

Plaintiffs seek to block any arbitration proceedings and instead to litigate the case in the Circuit Court for Baltimore City. In that vein, Plaintiffs claim that CWH’s Bylaws requiring arbitration of disputes between shareholders and CWH and/or Trustee Defendants are invalid and unenforceable. To the contrary, CWH and Trustee Defendants maintain that CWH’s Bylaws requiring arbitration are valid and should be enforced, thereby sending the proceedings into arbitration. The challenged Arbitration Bylaws are found in Article XVI of CWH’s Bylaws and state, in relevant part:

Section 16.1. Procedures for Arbitration of Disputes. Any disputes, claims or controversies brought by or on behalf of any shareholder of the Trust (which, for purposes of this ARTICLE XVI, shall mean any shareholder of record or any beneficial owner of shares of the Trust, or any former shareholder of record or beneficial owner of shares of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of the Trust or shareholders of the Trust against the Trust or any Trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Trust, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this ARTICLE XVI. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Trustees, officers or managers of the Trust and class actions by shareholders against those individuals or entities and the Trust. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(Pls.’ Mem. in Supp. of Pet. To Stay Arbitration, Ex. 6; Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 2 at CWH 50).

Apart from the Petition to Stay Arbitration, Plaintiffs have filed several other motions. An Emergency Motion for a Temporary Stay of Arbitration Proceedings (docket #00005000), was filed on March 13, 2013. The Trustee Defendants responded with a Memorandum of Law in Opposition to Corvex’s Emergency Motion for a Temporary Stay of Arbitration Proceedings (docket #00005003) on March 15, 2013. Plaintiffs then answered with a Reply Memorandum in Support of their Motion for a Temporary Stay of Arbitration Proceedings (docket #00005004) on

March 18, 2013. A hearing on the Emergency Motion for a Temporary Stay of Arbitration Proceedings was held on March 18, 2013, and each side presented argument. This Court denied the Emergency Motion in an Order dated March 18, 2013.

Additionally, Plaintiffs filed a Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008000), accompanied by a supporting Memorandum of Law, on March 15, 2013. The Trustee Defendants submitted a Memorandum of Law in Opposition to Corvex’s Motion for Partial Summary Judgment (docket #00008002) on April 8, 2013. CWH filed an Opposition to Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008001) on April 8, 2013. Plaintiffs filed a Reply Memorandum of Law in Support of Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint (docket #00008003) on April 15, 2013.

II.                                   ANALYSIS

a. The Court Decides Whether a Case Proceeds in Court or Arbitration

Neither party disputes that it is within the province of this Court to determine whether this case should remain before the Circuit Court for Baltimore City or order that arbitration proceed. Under the Maryland Uniform Arbitration Act (“MUAA”)1, “[i]f a party denies the existence of the arbitration agreement, he may petition the court to stay … arbitration proceedings.” Md. Code Ann., Cts. & Jud. Proc. §3-208(a). If the Court finds that the existence of a valid and enforceable arbitration agreement is in “substantial and bona fide dispute,” it is the Court’s responsibility to “try this issue promptly and order a stay if it finds for the petitioner.” Id. at §3-208(c). Oppositely, if the Court finds that a valid and enforceable agreement to arbitrate exists, “it shall order the parties to proceed with arbitration.” Id.

1 Md. Code Ann., Cts. & Jud. Proc. §§3-201 et seq.

Both federal and Maryland state law support this proposition. The Maryland Court of Appeals has clearly confirmed that “‘[w]here the parties are, as here, in disagreement on the very question whether there exists an agreement to arbitrate the subject matter of the dispute, the resolution of that question is for the court in an appropriate proceeding.’” Stephen L. Messersmith, Inc. v. Barclay Townhouse Assocs., 313 Md. 652, 661, 547 A.2d 1048 (1988) (citing Baltimore v. Balto. City Fire Fighters, 49 Md. App. 60, 65-66, 430 A.2d 99 (1981)) (alteration and emphasis added by the Court of Appeals). See also Balto. County Fraternal Order of Police Lodge No. 4 v. Balto. County, 429 Md. 533, 549, 57 A.3d 425 (2012) (citing Messersmith, 313 Md. at 660) (“The only circumstance in which courts play a leading role in cases involving arbitration is in deciding arbitrability of a dispute. Courts have a prerogative in that instance ‘because the existence of an agreement to arbitrate is a threshold issue, [and] the courts must have authority to assess, independently of the arbitrator’s point of view, whether or not the parties ever reached such an agreement.’”). Importantly, the Court of Appeals has warned courts ruling on such issues to confine their decisions solely to the determination of “‘whether a valid arbitration agreement exists,’” and not to “‘stray into the merits of any underlying agreements.’” Fraternal Order of Police Lodge No. 4, 429 Md. at 550 (citing Cheek v. United Healthcare of the Mid-Atl., Inc., 378 Md. 139, 155, 159-60, 835 A.2d 656 (2003)).2

The Fourth Circuit has similarly held that under the Federal Arbitration Act (“FAA”)3, “federal courts must first decide whether the parties entered into an agreement to arbitrate their disputes,” by applying “ordinary state-law principles that govern the formation of contracts.” Syndor v. Conseco Fin. Servicing Corp., 252 F.3d 302, 305 (4th Cir. 2001). Accordingly, in this

2 Oftentimes, even in cases where the “very arbitrability of the dispute overlaps with its merits,” the question is one for the arbitrator and not the court because the issues involve questions of contract application and interpretation. Fraternal Order of Police Lodge No. 4, 429 Md. at 550-51 (citations omitted).

3 9 U.S.C. §1 et seq.

case, this Court shall determine if the parties agreed to a valid and enforceable contract to arbitrate, and in turn, decide whether this case is properly before the Court or whether the case should be ordered to proceed in arbitration.

b.  Arbitration is Strongly Favored as a Matter of Public Policy

Federal and state courts alike have expressed public policy’s strong preference for arbitration, as governed by the FAA and, in Maryland, the MUAA.4 To be sure, the MUAA has been described as the “State analogue to the [FAA, and the] same policy favoring enforcement of arbitration agreements is present in both our own and the federal acts.” Walther v. Sovereign Bank, 386 Md. 412, 424, 872 A.2d 735 (2005) (citing Holmes v. Coverall N. Am., 336 Md. 534, 541, 649 A.2d 365 (1994)). In fact, the MUAA was “purposefully meant to mirror the language of the FAA.” Id. at 423-24. As a consequence, Maryland courts can “rely on decisions interpreting the FAA in reaching [their] decision[s].” Id. (citing Holmes, 336 Md. at 424).

In AT&T Mobility v. Concepcion, the United States Supreme Court explained that Congress enacted the FAA “in response to widespread judicial hostility to arbitration agreements.” 131 S. Ct. 1740, 1745, 179 L. Ed.2d 742 (2011). Therefore, it evinces a “‘liberal federal policy favoring arbitration,’” Id. (citing Moses H. Cone Mem’l Hosp. v. Mercury Constr. Corp., 460 U.S. 1, 24, 103 S. Ct. 927, 74 L. Ed.2d 765 (1983)), with its “primary purpose” being “to ensur[e] that private arbitration agreements are enforced according to their terms.” Id. at 1748 (citing Volt Info. Sciences, Inc. v. Bd. of Trustees of Leland Stanford Junior Univ., 489 U.S. 468, 478, 109 S. Ct. 1248, 103 L. Ed.2d 488 (1989)). Still, the Court acknowledged if a party

4 It is uncontested by the parties that both statutory frameworks apply in this case. See Pls.’ Mem. in Support of Pet. to Stay Arbitration at 1 (submitting the Memorandum of Law pursuant to the FAA and the MUAA); Trustee Defs.’ Mem. of Law in Opp’n to Pls.’ Pet. to Stay Arbitration at 3-4 (noting that the FAA governs the “validity, effect and interpretation of this arbitration agreement” and observing that the Arbitration Bylaw also “enjoys favored status” under Maryland law through the MUAA); Trustee Defs.’ Mem. of Law in Opp’n to Pls.’ Pet. to Stay Arbitration, Ex. 2 at CWH 51 (citing CWH Bylaws §16.5) (recognizing that the FAA would apply to any arbitration proceedings).

has not agreed to arbitrate a dispute, any policy goals are irrelevant — “it goes without saying that a contract cannot bind a nonparty.” EEOC v. Waffle House, 534 U.S. 279, 122 S. Ct. 754, 763, 151 L. Ed.2d 755 (2002). The First Circuit defined the distinction perhaps clearest of all: “The federal policy [favoring arbitration], however, does not extend to situations in which the identity of the parties who have agreed to arbitrate is unclear.” McCarthy v. Azure, 22 F.3d 351, 355 (1st Cir. 1994) (emphasis added). See also Grundstad v. Ritt, 106 F.3d 201, 205 n.5 (7th Cir. 1997) (“[T]he federal policy favoring arbitration applies to issues concerning the scope of an arbitration agreement entered into consensually by contracting parties; it does not serve to extend the reach of an arbitration provision to parties who never agreed to arbitrate in the first place.”) (citing McCarthy, 22 F.3d at 355).

The Supreme Court’s decision in Granite Rock Co. v. Int’l Brotherhood of Teamsters further expounded on the presumption in favor of arbitration. 130 S. Ct. 2847 (2010). The Court acknowledged that “[a]rbitration is strictly a matter of consent, and thus is a way to resolve those disputes — but only those disputes — that the parties have agreed to submit to arbitration. Granite Rock, 130 S. Ct at 2857 (citing Volt, 489 U.S. at 479; First Options of Chicago, Inc. v. Kaplan, 514 U.S. 938, 944 (1995)) (emphasis in original; quotation marks omitted). Indeed, the Court warned, it had never “held that courts may use policy considerations as a substitute for party agreement.” Id. at 2859 (citations omitted). Granite Rock clarified that the Supreme Court has “applied the presumption favoring arbitration …only where it reflects, and derives its legitimacy from, a judicial conclusion that arbitration of a particular dispute is what the parties intended because their express agreement to arbitrate was validly formed and (absent a provision clearly and validly committing such issues to an arbitrator) is legally enforceable and best construed to encompass the dispute.” Id. at 2859-60 (citations omitted).

As recently as November 2012, the Court of Appeals has “reiterat[ed] that in Maryland arbitration has often been referred to as a ‘favored’ method of resolving disputes, as it is considered ‘generally a less expensive and more expeditious means of settling litigation and relieving docket congestion.’” Fraternal Order of Police Lodge No. 4, 429 Md. at 549 (citing Walther, 386 Md. at 425). This pro-arbitration policy is well-anchored in Maryland law. The Walther Court, for example, confirmed in no uncertain terms that, “[t]he favorable status which arbitration agreements are afforded in Maryland has been made explicitly evident by the Legislature in the enactment of the MUAA.” 386 Md. at 425. See also Cheek, 378 Md. at 146 (confirming that the MUAA “expresses a legislative policy favoring enforcement of agreements to arbitrate and Maryland courts have consistently interpreted it as such) (citations omitted). Indeed, Maryland appellate courts have recognized the legislature’s partiality toward arbitration at least as far back as the mid-1970s, when the Court of Special Appeals observed a “legislative policy in favor of the enforcement of agreements to arbitrate.” Bel Pre Medical Ctr., Inc. v. Frederick Contractors, 21 Md. App. 307, 321, 320 A.2d 558 (1974).

Likewise, Delaware courts, frequently followed for their expertise in the field of corporate law,5 have highlighted that “Delaware public policy favors arbitration.” Feeley v. NHAOCG, LLC, --- A.3d ----, 2012 WL 6840577 (Del. Ch. Nov. 28, 2012) (citing SBC Interactive, Inc. v. Corporate Media Partners, 714 A.2d 758, 761 (Del. 1998)). Because of the “strong presumption” existing in favor of arbitration, the Delaware courts generally interpret

5 See, e.g., Delaware State Courts: Delaware Court of Chancery, http://courts.delaware.gov/chancery/ (last visited April 22, 2013) (noting that the Delaware Court of Chancery “is widely recognized as the nation’s preeminent forum for the determination of disputes involving the internal affairs of the thousands upon thousands of Delaware corporations and other business entities through which a vast amount of the world’s commercial affairs is conducted. Its unique competence in and exposure to the issues of business law are unmatched.”).

contractual arbitration clauses broadly. Id. (citing NAMA Hldgs., LLC v. Related World Mkt. Ctr., LLC, 922 A.2d 417, 430 (Del. Ch. 2007)).

Plaintiffs acknowledge the FAA’s clear-cut preference for arbitration, but argue that it “has no bearing on this Court’s determination as to whether an enforceable arbitration agreement exists.” (Pls.’ Reply Mem. in Supp. of Pet. To Stay Arbitration at 9). Plaintiffs cite Kirleis v. Dickie, McCamey & Chilcote, P.C. for the proposition that the “presumption in favor of arbitration [created by the FAA] does not apply to the determination of whether there is a valid agreement to arbitrate between the parties.” 560 F.3d 156, 160 (3rd Cir. 2009). When traced back through precedent, the reasoning behind this holding becomes somewhat muddled. Kirleis quotes Fleetwood Enters., Inc. v. Gaskamp, which observed that the “federal policy favoring arbitration does not apply to the determination of whether there is a valid agreement to arbitrate between the parties; instead “[o]rdinary contract principles determine who is bound.” 280 F.3d 1069, 1073 (5th Cir. 2002) (emphasis added). This perspective is bolstered by the Eighth Circuit precedent on which Fleetwood draws, Daisy Mfg. Co., Inc. v. NCR Corp., which stands for the proposition that before a party can be required to arbitrate, the court “must engage in a limited review to ensure that the dispute is:

arbitrable — i.e., that a valid agreement to arbitrate exists between the parties and that the dispute falls within the substantive scope of that agreement. Ordinary contract principles determine who is bound by such written provisions and of course parties can become contractually bound absent their signatures.… [A]lthough a party is bound by an arbitral award only where it has agreed to arbitrate, an agreement may be implied from the party’s conduct.

29 F.3d 389, 392 (8th Cir. 1994) (emphasis added) (citations & quotation marks omitted). Again, the Court focuses on the agreement’s validity in the sense of who is party to the agreement — in other words, did the parties comprehend their being bound and have they manifested some intention to be so bound?

After Kirleis, the Third Circuit conceded that substantial confusion surrounded the issue, stating without deciding that the presumption in favor of arbitration “probably applie[d]” to the question of “whether the merits-based dispute in question falls within the scope of that valid agreement,” but “probably does not apply” to the question of “whether there is a valid agreement to arbitrate between the parties.” Century Indemnity Co. v. Certain Underwriters at Lloyd’s, London, 584 F.3d 513, 526-27 (3rd Cir. 2009). Ultimately, the Century Court declined to “reach a definitive conclusion on the breadth of the presumption in favor of arbitration,” and admitted that “the law as we have set it forth on the point in various cases is unclear.” Id. at 527.

This Court is mindful of the Fourth Circuit’s conclusion that “the presumption in favor of arbitration does not apply to questions of an arbitration provision’s validity, rather than its scope.” Noohi v. Toll Bros., Inc., 708 F.3d 599, 611 n.6 (4th Cir. 2013) (citing Granite Rock, 130 S. Ct. at 2857-58). Again, however, Noohi’s footnote was in the context of an ambiguity as to which parties were bound to the arbitration agreement. 708 F.3d 599 at 611, n.6 (reasoning that “[b]ecause the arbitration provision unambiguously binds only the buyer, there is no ambiguity to interpret by application of a presumption in favor of arbitration” and “even if there were an ambiguity … the presumption in favor of arbitration does not apply to questions of an arbitration provision’s validity, rather than its scope.”).

Given this background, this Court will not examine the arbitration issue in a vacuum, but with the knowledge that both state and federal law cast a favorable light on arbitration. Thus, even if this Court were to ignore all of the precedent recognizing the presumption in favor of arbitration — which it will not do — this case is still distinguishable on the facts from Noohi.

Plaintiffs’ attempt to expand these precedents to argue that the policy favoring arbitration does not apply to any determination of whether Plaintiffs are bound by an agreement, not just whether Plaintiffs comprehended the identities of the parties to the agreement, is not persuasive. There is a difference between realizing that one is party to an agreement, yet refusing to consent to it, and failing to comprehend that an agreement to which one is subject to exists altogether. Plaintiffs in this case do not — and cannot — complain that they did not know who the parties to the arbitration agreement were. See, e.g., Pls.’ Mem. in Supp. of Pet. To Stay Arbitration at 2 (“the Arbitration Bylaws were unilaterally foisted upon Plaintiffs …”). Plaintiffs clearly had constructive knowledge — and, in fact, actual knowledge — that they were party to the arbitration agreement written into CWH’s Bylaws. The identity of the parties who were supposed to be bound by the agreement was clear. Plaintiffs merely aver that they did not assent to the arbitration agreement, disputing whether the arbitration agreement is enforceable, not to whom it was intended to apply. Although not a dispositive factor, this Court shall take into account the strong presumption in favor of arbitration as a matter of public policy in deciding the issues before it.

c.  Types of Claims Arbitration Agreements are Intended to Cover

As a general, foundational rule, the parties’ intentions control when a court decides if an agreement to arbitrate has been made. Crown Oil & Wax Co. of Del., Inc. v. Glen Constr. Co. of Va., Inc., 320 Md. 546, 558, 578 A.2d 1184 (1990) (citing Messersmith, 313 Md. at 658)). However, questions sometimes arise over the scope of an arbitration agreement, which the Court of Appeals has divided into three main categories. The Crown Oil Court summarized the three varieties of disputes over the scope of an arbitration clause:

First, where the language of the arbitration clause is clear, and the dispute in question falls clearly within the provision. Second, where it is clear that the issue sought to be arbitrated lies beyond the scope of the arbitration clause. [… And third, where] the language … is unclear as to whether the subject matter of the dispute falls within the scope of the arbitration agreement.

Id. (citing Gold Coast Mall, Inc. v. Larmar Corp., 298 Md. 96, 104-05, 468 A.2d 91 (1983)) (internal citations & quotation marks omitted). In situations where the dispute falls into the third category, if the parties use a “broad, all encompassing clause,” the court then presumes that the parties intended for all matters to go to arbitration. Id. (citing NSC Contractors, Inc. v. Borders, 317 Md. 394, 403, 564 A.2d 408 (1989); Gold Coast, 298 Md. at 104).

The breadth of CWH’s Arbitration Bylaws in Section 16.1 could hardly be wider nor could their language be clearer. The Arbitration Bylaws cover:

[a]ny disputes, claims or controversies brought by or on behalf of any shareholder of the Trust … including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws … or relating [thereto] shall, on the demand of any party … be resolved through … arbitration.

(Pls.’ Mem. in Supp. of Pet. To Stay Arbitration, Ex. 6; Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 2 at CWH 50). Section 16.1’s language is straightforward and unambiguous as to the subject matter to which arbitration was intended to apply, placing the claims at issue from the Amended Complaint into the first category,6 where the dispute “falls clearly within the [arbitration] provision.” Crown Oil, 320 Md. at 558. All of the counts Plaintiff raises in the Amended Complaint are “disputes, claims or controversies brought by or on behalf of” (Pls.’ Mem. in Supp. of Pet. To Stay Arbitration, Ex. 6) “two of the largest shareholders of Defendant [CWH].” (Am. Compl. ¶ 1). Consequently, all of the claims asserted in the Amended Complaint were intended to fall within the scope of the arbitration agreement.

6 Even if Plaintiffs were to maintain that the scope of the arbitration clause was unclear as to what matters it covered, Section 16.1’s “broad, all encompassing” nature would lead this Court to the conclusion that the parties intended for all matters to go to arbitration. Crown Oil, 320 Md. at 558 (citing NSC Contractors, 317 Md. at 403; Gold Coast, 298 Md. at 104).

d. Mutual Assent Was Achieved Through Constructive and/or Actual Knowledge of the Arbitration Agreement

Whether the parties have knowledge of and have consented to an arbitration agreement is of utmost importance. After all, “a party cannot be required to submit any dispute to arbitration that it has not agreed to submit.” Cheek, 378 Md. at 147 (citing Curtis G. Testerman Co. v. Buck, 340 Md. 569, 579, 667 A.2d 649, 654 (1995)). In that vein, Plaintiffs contend that CWH’s “Arbitration Bylaws are invalid and unenforceable against Corvex and Related for the simple reason that Plaintiffs never assented to them,” reasoning that constructive notice is insufficient to supply a shareholder with knowledge of a company’s arbitration bylaws. (Pls.’ Pet. to Stay Arbitration at 9). Plaintiffs acknowledge that the issue of “whether a shareholder can be deemed to have constructively assented to a unilaterally imposed arbitration provision contained in a company’s bylaws” is an issue of first impression for the Maryland courts. (Id. at 10). In essence, Plaintiffs submit that this Court should subscribe to the Third Circuit’s view in Kirleis that a shareholder/director’s mere constructive notice of or implicit agreement to an arbitration provision in corporate bylaws is insufficient to create an enforceable arbitration contract. 560 F.3d at 162-63. Rather, they believe an “explicit agreement is essential to the formation of an enforceable arbitration contract.” Id. at 163.

The factual scenario from Kirleis deserves closer examination. The plaintiff, a former partner at a law firm, sued the law firm for sex discrimination, retaliation, and hostile work environment, whereupon the defendant law firm moved to compel arbitration pursuant to its bylaws.7 Id. at 158-59. Plaintiff protested that the arbitration agreement in question was contained within the law firm’s bylaws, of which she was never provided a copy. Id. at 159-60.

7 Upon becoming a shareholder/director in 2001, the plaintiff’s relationship with the firm was governed by its corporate bylaws. Kirleis, 560 F.3d at 158.

Nor had the plaintiff ever “signed any agreement or document which refers to or incorporates the arbitration provision in the By-Laws” or been “informed of the presence of the arbitration provision in the By-Laws.” Id. The law firm did not contest plaintiff’s allegations. Id. at 160.

Aside from the fairly unique set of facts in Kirleis, a subsequent Third Circuit opinion expressed more relaxed standards for arbitration agreements’ enforceability to ensure that arbitration agreements are on equal footing with other contracts under state contract principles. Century, 584 F.3d at 531-32. In Century, the Third Circuit backtracked to some degree, recognizing that the “Supreme Court, far from adopting the substantive requirement that arbitration provisions must be ‘express’ and ‘unequivocal’ to be valid, [may have] in fact rejected it.” Id. at 531. (citing First Options, 514 U.S. at 944). Moreover, the FAA and Supreme Court precedent, the Century Court said, prevented it from “requiring arbitration agreements to be ‘express’ and ‘unequivocal’ in order to be enforced,” id., because to do so would “impermissibly … require more of arbitration agreements than of contracts generally to be enforced,” under state contracts law principles. Id. at 532. For example, courts can and do enforce contracts merely “implied in law” instead of being “express” and “unequivocal.” Id.

This Court cannot demand any higher standard of an arbitration agreement than what would be demanded of a typical contract under Maryland law, as it interprets the Supreme Court and Maryland Court of Appeals precedent in a similar fashion to the Third Circuit. See, e.g., Concepcion, 131 S. Ct. at 1745 (affirming that “courts must place arbitration agreements on an equal footing with other contracts”); Holloman v. Circuit City Stores, Inc., 391 Md. 580, 894 A.2d 547 (2006) (“The issue of whether an agreement to arbitrate exists is governed by contract principles.”). Maryland courts as well as courts from other jurisdictions have frequently ruled that constructive knowledge, constructive notice, and knowledge/notice through incorporation-

by-reference are adequate to inform and bind a party to a contract, thereby satisfying mutuality. See e.g., Wolf v. Crystal, 239 Md. 22, 27-28, 209 A.2d 920 (1965) (concluding that defendant was a shareholder, not depositor of a Savings & Loan, and therefore was bound by the Savings & Loan’s Charter and Bylaws because the passbook she received when she opened her account informed her: “This certifies that the above names is/are members of FIRST FIDELITY SAVINGS AND LOAN ASSN., INC. This certificate is issued and by acceptance hereof is held subject to all the provisions of the Charter and By-Laws of the Associations and the laws of the State of Maryland”); Harby ex rel. Brooks v. Wachovia Bank, N.A., 172 Md. App. 415, 915 A.2d 462 (2007) (holding that by signing the initial terms & conditions agreement to open an account, a bank customer had consented to arbitration when the unsigned arbitration agreement was incorporated by reference into the terms & conditions agreement); Spence v. Medical Mutual Liability Insurance Society of Md., 65 Md. App. 410, 419-20, 500 A.2d 1066 (1985) (confirming that a “mutual insurance company’s charter and by-laws form part of the contract of insurance, regardless of whether they are referred to in the policy” and that “even though the by-laws may not have been distributed to appellants, they are presumed to have knowledge of them”); Steel Warehouse Co. v. Abalone Shipping Ltd. of Nicosai, 141 F.3d 234, 237 (5th Cir. 1998) (holding constructive notice existed where a “standard” bill of lading incorporated the terms and conditions from the charter party, including an arbitration clause, and complaining party was “sophisticated”); Data Consultants, Inc. v. Traywick, 593 F. Supp. 447, 451, 454-56 (D. Md. 1983), aff’d --- Fed. Appx. ---- (4th Cir. 1984) (finding valid and binding a Stock Purchase Agreement where a restriction, added in a legend on all stock certificates, required each minority shareholder to sell stock to the majority shareholder upon his/her termination from employment and referred holder to Stock Purchase Agreement for more details); Rushing v. Gold Kist, Inc.,

567 S.E.2d 384, 387-88 (Ga. Ct. App. 2002) (deeming enforceable an arbitration clause added to bylaws after a member of an agricultural cooperative originally signed his membership agreement, because member had expressly agreed to be subject to existing bylaws and bylaws “hereinafter in effect”). This Court must apply the same standard for constructive notice to determine if parties have assented and are bound to arbitration agreements.

In the case sub judice, each share certificate of CWH stock sold bears the following legend:

This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time.

(Trustees Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 1 at CWH 2). Therefore, Plaintiffs purchased shares with at least constructive knowledge that the Arbitration Bylaws were in effect and that their shares were subject to them. This Court finds that this is enough to constitute mutual assent of the parties to the Arbitration Bylaws at issue.

Moreover, the plain fact is that Plaintiffs — two very sophisticated parties, both of which apparently investigated and analyzed CWH’s Bylaws prior to purchasing stock in CWH — had actual knowledge/notice of the Arbitration Bylaws. When Corvex and Related filed their Securities and Exchange Commission-mandated Schedule 13D,8 indicating that they had acquired more than 5% of a voting class of CWH stock, on February 27, 2013, they attached a substantially similar copy of the Complaint filed with this Court on the same date. Under Item 4,

8 “When a person or group of persons acquires beneficial ownership of more than 5% of a voting class of a company’s equity securities registered under Section 12 of the Securities Exchange Act of 1934, they are required to file a Schedule 13D with the SEC.” Schedule 13D, U.S. Securities and Exchange Commission, http://www.sec.gov/answers/sched13.htm (last visited May 6, 2013).

entitled “Purpose of Transaction,” Plaintiffs explained that “on February 27, 2013, Corvex and Related will file a Complaint for Injunctive and Declaratory Relief and Rescission in the Maryland State Court … against Commonwealth [and] its Board of Trustees.…” (Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 9 at CWH 367). The Complaint attached to Item 4 stated that “Plaintiffs respectfully request that the Court (i) declare that the arbitration provision in the Company’s bylaws is unenforceable .…” (Id., Ex. 9 at CWH 395). Clearly, the Complaint had already been prepared in advance of Corvex and Related’s Schedule 13D filing on February 27, 2013. Meanwhile, Corvex and Related had begun stockpiling their shares on January 16, 2013 and continued to make large purchases of shares well into the month of March 2013. (Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. To Stay Arbitration, Ex. 8 at CWH 355-57). Corvex and Related had also prepared an extensive presentation and analysis, “Restoring Health to Commonwealth,” for shareholders at the February 26, 2013 meeting, in which Recommendation #2 was to “Replace Declaration and Bylaws,” illustrating the extent to which Plaintiffs had researched CWH. (Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 6 at CWH 292). Thus, this Court concludes that Plaintiffs had actual knowledge of CWH’s Arbitration Bylaws, and thereby assented to them through its purchases of CWH stock.

e.               Consideration Existed and CWH’s Arbitration Bylaws Constitute a Valid Contract Between the Company and the Shareholders

As a preliminary matter, Maryland law strictly limits the court’s role in adjudicating petitions to stay arbitration. A court “may only consider whether an agreement to arbitrate the dispute at hand exists.” Cheek, 378 Md. at 159-60. See also id. at 152-53 (citing Gold Coast, 298 Md. at 103-04 (noting that the MUAA expresses the legislative policy in favor of enforcing agreements to arbitrate by “strictly confin[ing] the function of the court in suits to compel arbitration to the resolution of a single issue — is there an agreement to arbitrate the subject matter of a particular dispute”)). Judges shall not “stray into the merits of any underlying disagreements” so as to avoid “eclips[ing] the role of the arbitrator, should a valid agreement exist.” Id. Indeed, to do so would “run afoul of strong Federal and Maryland policies favoring arbitration as a viable method of dispute resolution.” Id. at 160. Consequently, a court resolves only “whether ‘there is a mutual exchange of promises to arbitrate,’ and ‘[o]nce a court determines that the making of an agreement to arbitrate is not in dispute, its inquiry ceases, as the agreement to arbitrate has been established as a valid and enforceable contract.” Id. at 153-54 (citing Holmes, 336 Md. at 544).

1.              Mutuality of Consideration & Binding of Both Parties to the Arbitration Agreement

Plaintiffs allege that CWH’s Arbitration Bylaws are invalid and unenforceable due to a lack of consideration. Plaintiffs are correct, in that “an arbitration agreement is binding and enforceable only if it is a valid contract supported by consideration.” Cheek, 378 Md. at 147. See also Sedelnikova v. Cheesecake Factory Restaurant, Inc., 2010 WL 2367387 (D. Md. June 7, 2010). Consideration can be shown through “a benefit to the promisor or a detriment to the promisee.” Cheek, 378 Md. at 148 (citations & quotation marks omitted). To serve as adequate consideration, an exchange of promises must “constitute[ ] a binding obligation.” Id. (citations omitted). It follows that “mutual promises to arbitrate act as an ‘an independently enforceable contract.’” Id. at 153 (citing Holmes, 336 Md. at 544). Importantly, “mutuality … does not require an exactly even exchange of identical rights and obligations between the two contracting parties before a contract will be deemed valid.” Walther, 386 Md. at 433 (citing Harford County

v. Town of Bel Air, 348 Md. 363, 383, 704 A.2d 421 (1998)). To be sure, the court does not evaluate the “adequacy of the value exacted for the promise so long as it has some value.” Harford County, 348 Md. at 383. In Walther, for example, the Court of Appeals disagreed with the petitioners’ contention that there was an “oppressive lack of mutuality in the arbitration agreement because the clause provide[d] the lender with an option — foreclosure or arbitration — that [was] not provided to the borrower.”9 386 Md. at 433. The Court reasoned that the petitioners and the bank did not need to have “identical mutuality of remedy … before the arbitration agreement [would] be deemed valid.” Id. In brief, mutuality does not demand equality in value of consideration.

Illusory promises, however, do not qualify as sufficient consideration, because they do “not actually bind or obligate the promisor to anything.” Cheek, 378 Md. at 148. Illusory promises occur where words are combined in a promissory form, but promise nothing and do not “purport to put any limitation on the freedom of the alleged promisor.” Id. at 148-49 (citing Corbin on Contracts §5.28 (2003) (quotation marks omitted)). Likewise, the Restatement (Second) of Contracts defines an illusory promise as “[w]ords of promise which by their terms make performance entirely optional with the ‘promisor’ whatever may happen, or whatever course of conduct in other respect he may pursue.” Id. at 149 (citing Restatement of Contracts 2d §2 cmt. e).

Here, looking at the plain language of the arbitration agreement, there is a mutual exchange of promises to arbitrate, defined by Cheek and Holmes as an “independently enforceable contract.” Cheek, 378 Md. at 153 (citing Holmes, 336 Md. at 544). The separate section of CWH’s Bylaws that covers arbitration, Article XVI, states:

9 Certain exceptions in the arbitration agreement permitted only the lender-bank to litigate particular types of claims instead of submitting them to arbitration. Walther, 386 Md. at 433.

[a]ny disputes, claims or controversies brought by or on behalf of any shareholder of the Trust … either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of the Trust … against the Trust or any Trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Trust … shall, on the demand of any party … be resolved through binding and final arbitration .…

(Pls.’ Mem. in Supp. of Pet. To Stay Arbitration, Ex. 6; Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 2 at CWH 50). This indicates that either party has the ability to send a shareholder dispute into arbitration proceedings. Thus, Defendants’ promise cannot be viewed as illusory where Defendants would be obligated to arbitrate if the Plaintiffs so requested, even if Defendants wished to litigate the dispute before a court. Stated differently, the Arbitration Bylaws’ language is explicit and clear: both parties are bound to — they must — arbitrate if the other party so demands. Finally, this Court finds consideration in the fact that each party entered into the contract, and incorporated Arbitration Agreement, voluntarily — no one forced Plaintiffs to purchase shares of CWH stock. They made this decision of their own free will with actual knowledge of the arbitration agreement. This Court holds that these binding, mutual promises qualify as consideration under Maryland law, particularly when compared with the more one-sided arbitration clauses found to lack mutuality of consideration by state courts and federal courts applying Maryland law.

In Raglani v. Ripken Professional Baseball, when an employee was hired by an employer she signed a “Problem Support Policy” (PSP), which contained an arbitration clause. ---F.Supp.2d ----, 2013 WL 1633053, *1 (April 16, 2013). The PSP indicated that “it was ‘a valid and binding legal obligation … in consideration of [the employee’s] hiring for employment or [her] continued employment.’” Id. However, the arbitration provision only required the employee to “take affirmative steps … to invoke arbitration,” but “lack[ed] any suggestion that

[the employer was] required to submit any dispute it may have with an employee to arbitration, and contain[ed] no other potential ‘mutuality of obligation’ between” them. Id. at *5. Indeed, the arbitration clause from Raglani did not “even contain the pretense that [the employer] must submit any dispute to arbitration … [and was] silent on [the employer’s] obligations to do anything other than ‘facilitate’ this process in the event an employee submits a ‘problem to management.” Id. (emphasis added). Here, on the contrary, Defendants are obligated to arbitrate a shareholder dispute if the Plaintiffs decide that is the alternative they would prefer.

Likewise factual distinctions differentiate the case sub judice from Noohi. As summarized by the Raglani Court, Noohi found the arbitration agreement there to be “quite simply one-sided and onerous” because “Defendants [did] not make any promises to Plaintiffs” in the arbitration provision. Raglani, 2013 WL 1633053 at *4 (citing Noohi, 708 F.3d at 610) (some quotation marks omitted). “The clause [did] not state ‘the parties’ and thus [did] not impose any obligations on the Defendants.” Id. Rather, “it only refer[red] to [plaintiff-buyers] and their obligations.” Noohi, 708 F.3d 599 at 610 (citations omitted). Noohi also reasoned that the arbitration clause “add[ed] additional procedures that only the buyer must perform prior to initiating arbitration .…” Id. (emphasis added). Moreover, the arbitration clause expressly and in capitalized, bolded terms stated that “only the buyer, but not the seller, waives the right to a court proceeding ‘FOR ANY CLAIMS OR COUNTERCLAIMS BROUGHT PURSUANT TO THIS AGREEMENT.’” Id. at 610-11 (emphasis added by the Fourth Circuit). Such language, the Fourth Circuit ruled, effectively meant that “the arbitration provision unambiguously [bound] only the buyer….” Id. at 611. Again, pursuant to Article XVI of the Company’s Bylaws in this case, both Plaintiffs and Defendants must forego court proceedings in the event the opposing party elects to arbitrate a shareholder dispute.

Conversely, in Cheek, the arbitration agreement “was defective because it permitted the employer, but not the employee, to modify it at any time,” while permitting “any party” to initiate arbitration proceedings. Raglani, 2013 WL 1633053 at *4 (citing Cheek, 378 Md. at 142). The “plain and unambiguous language of the [employer-employee] arbitration agreement appear[ed] to allow [the employer] to revoke the [arbitration agreement] even after arbitration is invoked, and even after a decision is rendered, because [the employer] can ‘revoke’ the [arbitration agreement] ‘at any time.’” Cheek, 378 Md. at 149. Because the employer had sole and unlimited discretion to change the terms and rules of the arbitration agreement whenever it wished, the employer’s “‘promise’ to arbitrate employment disputes [was] entirely illusory, and therefore no real promise at all.” Id. As noted supra, this is not the case here because either Plaintiffs or Defendants may force a shareholder dispute into arbitration proceedings, meaning that Defendants have relinquished a power of which they might otherwise have retained unfettered control. A promise to allow shareholder disputes to be arbitrated therefore qualifies as consideration.

Finally, in Hill v. Peoplesoft USA, Inc, an employer offered an employee a position through an “offer letter,” which bound her to the company’s “Internal Dispute Solution” program (“IDS Program”).10 412 F.3d 540, 542 (4th Cir. 2005). The IDS Program, described as a “company policy generally applicable to all employees,” compelled the parties to arbitrate all “legal employment claim(s) or dispute(s)” if the first two steps — the open-door policy and intervention by the human resource department — were unsuccessful in resolving the issue. Id. The District Court concluded that because the employer reserved the right to change the IDS Program underlying the arbitration agreement without notice, the arbitration agreement lacked

10 The employee did not sign the offer letter or the IDS Program agreement, but did have to sign a separate arbitration agreement. Hill, 412 F.3d at 542.

sufficient consideration and was thereby unenforceable. Id. at 543. In vacating the District Court’s decision, the Fourth Circuit deemed the arbitration agreement enforceable despite the fact that the employer “reserved the right to change [the IDS Program underlying the arbitration agreement] ‘without notice.’” Id. at 543-44. Ultimately holding the arbitration agreement enforceable on other grounds (e.g., the “four corners” argument discussed infra), the Fourth Circuit stressed that “importantly, on its face, [the arbitration agreement] unambiguously require[d] both parties to arbitrate, [so] the district court erred when it concluded that the Arbitration Agreement was not supported by consideration.” Id. at 544. The same holds true here — either party has the option and the power to force a dispute to proceed in arbitration. (Pls.’ Mem. in Supp. of Pet. To Stay Arbitration, Ex. 6; Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 2 at CWH 50). As such, mutuality of consideration exists.

Significantly, Cheek, Hill, and Raglani all involve employment settings, where it is conceivable that an employer may have a wide variety of claims to litigate or arbitrate against an employee. In this case, Plaintiffs have suggested only three claims Defendants can deploy against a shareholder — indemnification pursuant to CWH’s Declaration of Trust Article VII, section 7.12 for “costs, expenses, penalties, fines, and other amounts including, without limitation, attorneys’ and other professional fees” (Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 3 at CWH 74), a libel claim, or a slander claim. (Tr. at 56, May 3, 2013). In that vein, the Court re-emphasizes the Walther Court’s conclusion that “mutuality … does not require an exactly even exchange of identical rights and obligations between the two contracting parties before a contract will be deemed valid.” Walther, 386 Md. at 433 (citing Harford County v. Town of Bel Air, 348 Md. 363, 383, 704 A.2d 421 (1998)); see also Hill, 412 F.3d at 542 (arbitration agreement enforceable notwithstanding the fact that some types of claims were excluded from arbitration). In sum, Plaintiffs’ argument of lack of mutuality of consideration due to Defendants’ ability to litigate claims against Plaintiffs and other shareholders fails.

2.               Defendants’ Power to Modify Bylaws, Including Arbitration Bylaws, Originates from Outside the “Four Corners” of the Arbitration Agreement

Plaintiffs also claim that Defendants can amend or revoke CWH’s Bylaws at their whim, making the Agreement the “epitome of a one-sided arbitration provision.” (Pls.’ Mem. in Support of Pet. to Stay Arbitration at 16). This claim is misplaced.

Cheek and Hill have cautioned against looking beyond the “four corners” of the arbitration agreement in assessing whether it is valid and enforceable. See also Raglani, 2013 WL 1633053 at *4 (confirming that, as per Prima Paint Corp. v. Flood & Conklin Mfg. Co., 388 U.S. 395 (1967) and Cheek, 378 Md. at 152, “courts are not permitted, when assessing the enforceability of an arbitration agreement, ‘to go beyond the confines of the arbitration agreement itself and into an analysis of the validity of the larger contract’”). In Cheek, the arbitration agreement, which was part of a larger employment agreement, granted the employer — but not the employees — the right to “alter, amend, modify, or revoke the [arbitration agreement] at its sole and absolute discretion any time with or without notice.” 378 Md. at 142-43. The Court of Appeals held that it could not expand the Court’s role “by looking beyond the arbitration [agreement] and into the underlying employment agreement to determine whether consideration exists to support an agreement to arbitrate,” because doing so “would be straying into the prohibited morass of the merits of the claims.” Id. at 154. As such, the Court found the arbitration agreement lacked consideration and was unenforceable because the employer’s promise to arbitrate was “entirely illusory, and therefore, no real promise at all.” Id. at 149.

Hill, a Fourth Circuit opinion applying Maryland law, relied on Cheek, but identified a “critical distinction between [it] and Cheek.” Hill, 412 F.3d at 544. In Cheek, the employer reserved its rights [as the sole party with power to alter, amend, modify, or revoke the arbitration agreement] within the arbitration agreement itself, whereas in Hill, the separate arbitration agreement “contain[ed] no such illusory promise.” Id. On the contrary, the Hill Court stressed that “it is only when we are asked to look beyond the four corners of the Arbitration Agreement and examine the IDS Program — something Cheek tells us we are not allowed to do — that Hill’s argument finds its support.”11 Id. In the end, as noted supra, the Fourth Circuit vacated the District Court’s holding that the arbitration agreement was not supported by consideration, and instead found the arbitration agreement enforceable because by binding both parties to arbitrate “all” claims, save a handful, it was supported by adequate consideration. Id.

Factually, the case at bar closely resembles Hill and stands opposite to Cheek. The Defendants’ ability to amend CWH’s Bylaws, including the Arbitration Bylaws, is rooted not within the four corners of the Arbitration Agreement, but rather, in CWH’s Declaration of Trust and Maryland REIT law, codified at Md. Code Ann., Corps. & Ass’ns §8-101 et seq. Under Md. Code Ann., Corps & Ass’ns §8-301(11), a real estate investment trust “has the power to … [m]ake and alter bylaws not inconsistent with law or with its declaration of trust to regulate the government of the real estate investment trust and the administration of its affairs.” CWH’s Declaration of Trust sets out the very broad powers of the Trustees in Article III, granting them:

full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and [they] may do all such acts

11 Again, the employee in Hill argued that the arbitration agreement was not supported by consideration — and therefore unenforceable — because the employer retained the right to “change the IDS program, [which outlined when arbitration was mandatory] ‘without notice.’” Hill, 412 F.3d at 544. The employee analogized this to the employer’s reserving the exclusive right in Cheek to “alter, amend, modify, or revoke its arbitration policy.” Id.

and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of or conducting the business of the Trust.

(Trustee Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 3 at CWH 60). Specifically regarding the Bylaws, the Declaration of Trust instructs in Article III, section 3.3 that the “Trustees may make or adopt and from time to time amend or repeal Bylaws (the ‘Bylaws’) not inconsistent with law or with this Declaration, containing provisions relating to the business of the Trust and the conduct of its affairs.” (Trustees Defs.’ Mem. of Law in Opp. to Pls.’ Pet. to Stay Arbitration, Ex. 3 at CWH 63). The Arbitration Bylaws themselves do not cloak the Trustees with any authority to amend or repeal the company bylaws. As such, precisely the same situation arises here as in Hill: Plaintiffs’ argument finds its support only if we look beyond the four corners of the Arbitration Bylaws — “something Cheek tells us we are not allowed to do.” Hill, 412 F.3d at 544; Cheek, 378 Md. 153-55. Because the Trustees’ power to amend or revoke the Arbitration Bylaws springs from legitimate, legal sources, outside the “four corners” of the Arbitration Agreement — namely, the company’s Declaration of Trust and Maryland REIT law — Plaintiffs’ argument must fail. It is not for this Court to question the intent of the Maryland Legislature in its decision to enact REIT law provisions that permit such action by REIT Trustees.

III.                              Conclusion

For all of the foregoing reasons, Plaintiffs’ Petition to Stay Arbitration is hereby DENIED. Plaintiffs’ Motion for Partial Summary Judgment on Counts I and II of the Amended Complaint is hereby DENIED AS MOOT.

/s/ Audrey J.S. Carrión
Date: May 8, 2013	The Honorable Audrey J.S. Carrión
Judge, Circuit Court for Baltimore City
Case No. 24-C-13-001111

CC:

John F. Morkan III, Esq.

Jackson B. Boyd, Esq.

Ober, Kaler, Grimes & Shriver

100 Light Street

Baltimore, Maryland 21202

Counsel for Plaintiffs

Adam H. Offenhartz, Esq.

James L. Hallowell, Esq.

Aric H. Wu, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Counsel for Plaintiffs

Charles O. Monk, II, Esq.

Jennifer DeRose, Esq.

Geoffrey Gamble, Esq.

Saul Ewing LLP

500 East Pratt Street, Suite 900

Baltimore, Maryland 21202

Counsel for Trustee Defendants

Robert S. Saunders, Esq.

Stephen D. Dargitz, Esq.

Joseph O. Larkin, Esq.

Laura S. Clare, Esq.

Jessica L. Raatz, Esq.

Skadden, Arps, Slate, Meagher & Flom, LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899

Counsel for Trustee Defendants

James R. Carroll, Esq.

Skadden, Arps, Slate, Meagher & Flom, LLP

One Beacon Street

Boston, Massachusetts 02108

Counsel for Trustee Defendants

Ward B. Coe, III, Esq.

Peter E. Keith, Esq.

Rebecca C. Salsbury, Esq.

Gallagher Evelius & Jones LLP

The Park Charles

218 N. Charles Street, Suite 400

Baltimore, Maryland 21201

Counsel for Defendant CommonWealth REIT

Robert S. Brennen, Esq.

William M. Krulak, Jr., Esq.

Elizabeth M. Greenwald, Esq.

Miles & Stockbridge P.C.

10 Light Street

Baltimore, Maryland 21202

Counsel for Reit Management & Research LLC

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Case No. 24-C-13-001111